Exhibit 99.1
ManTech Announces Financial Results for
First Quarter of 2020

•	Revenue: $611 million, up 22% from the first quarter of 2019

•	EBITDA Margin: 9.0%

•	Diluted EPS: $0.71, up 34% from the first quarter of 2019

•	Adjusted Diluted EPS: $0.81, up 31% from the first quarter of 2019

•	Bookings of $1.1 billion resulting in a book-to-bill ratio of 1.8

•	Cash Flow from Operations: $43 million

HERNDON, Va., April 29, 2020 (GLOBE NEWSWIRE) – ManTech International Corporation (Nasdaq:MANT), a leading provider of innovative technologies and solutions for mission-critical national security programs, today announced financial results for the first quarter of fiscal year 2020, which ended March 31, 2020.

"ManTech's steadfast prioritization of its customers and employees continues to yield long-term shareholder value creation. In the quarter, we delivered healthy organic growth, won new work at scale, improved profitability and generated strong cash flow. Our results demonstrate the durability of customer demand for ManTech's differentiated services and solutions. The health and safety of our employees while meeting the mission-critical needs of our customers remains our utmost focus in the face of this global pandemic," said ManTech President and Chief Executive Officer, Kevin M. Phillips.

Summary Operating Results

	Three months ended March 31,
(In Millions Except Per Share Amounts)	2020	2019
Revenue	$610.9	$501.9
Operating Income	$38.9	$28.5
Net Income	$28.7	$21.1
Diluted EPS	$0.71	$0.53

Non-GAAP Financial Measures*
EBITDA	$55.0	$41.2
EBITDA Margin	9.0%	8.2%
Adjusted Net Income	$32.7	$24.6
Adjusted Diluted EPS	$0.81	$0.62
*Information about ManTech's use of non-GAAP financial measures, including a reconciliation of the non-GAAP financial measures to the most comparable financial measures calculated and presented in accordance with GAAP, is provided under "Non-GAAP Financial Measures."

As a result of strong continued demand for our services and solutions, revenue was $611 million, up 22% from the first quarter of 2019. In the quarter, revenue growth was driven by a combination of organic expansion from recent contract awards and acquisitions.

Operating income was $38.9 million for the quarter, up 36% from the first quarter of 2019. Net income was $28.7 million and diluted earnings per share ("EPS") was $0.71, up 36% and 34% from the first quarter of 2019, respectively.

EBITDA was $55.0 million for the quarter, up 34% from the first quarter of 2019, representing an EBITDA margin of 9.0% for the quarter. Adjusted net income was $32.7 million and adjusted diluted EPS was $0.81, up 33% and 31% from the first quarter of 2019, respectively.

Cash Management and Capital Deployment

For the quarter, cash flow from operations totaled $43 million. Days sales outstanding (DSO) were 64 days, an improvement of 6 days compared to the first quarter of 2019.

During the quarter, the Company paid $12.9 million, or $0.32 per share, as part of its regular cash dividend program to its common stockholders of record as of March 6, 2020. As of March 31, 2020, the Company had $88.6 million in cash and cash equivalents and $115.0 million of outstanding borrowings on its $500 million revolving-credit facility, which provides the Company with ample financial capacity to fund operations, pursue acquisitions and issue dividends while maintaining a strong balance sheet.

The Board of Directors has declared a quarterly dividend of $0.32 to be paid June 19, 2020, to all common stockholders of record as of June 5, 2020, as part of its regular quarterly cash dividend program. Future declarations of dividends and their record and payment dates are subject to the final determination of ManTech's Board of Directors.

Contract Awards

Contract awards (bookings) totaled $1.1 billion in the quarter, representing a book-to-bill ratio of 1.8. In the first quarter, over 90% of the awards were for new business. Book-to-bill ratio for the quarter reflects a healthy awards environment and ManTech's strong market positioning. ManTech's notable single-award contracts in the quarter include:

•
Modernization of Maritime Patrol and Reconnaissance Aircraft (MPRA) for the Navy. ManTech was awarded a new, 5-year contract totaling $920 million supporting the Remote Sensing Center - National Capital Region and Naval Surface Warfare Center Crane with ISR sensor and electronic intelligence processing modernization efforts on MPRA platforms.

The Company received a number of additional contract awards in the quarter including several extensions to existing contracts and new contracts from various customers.

The Company’s backlog of business at quarter end was $9.3 billion including $1.4 billion of funded backlog.

Forward Guidance

The Company has updated its 2020 guidance for revenue, adjusted net income and adjusted diluted earnings per share to reflect the current expected impacts related to COVID-19 as specified in the table below.

Measure	Fiscal 2020 Guidance
Revenue (million)	$2,350 - $2,450
Adjusted Net Income* (million)	$120.3 - $125.2
Adjusted Diluted EPS*	$2.95 - $3.07
*Information about ManTech's use of non-GAAP financial measures is provided under "Non-GAAP Financial Measures"

Adjusted net income and adjusted diluted EPS exclude amortization of acquired intangibles and the related tax impact. The Company does not provide a reconciliation of forward-looking adjusted net income and adjusted diluted EPS, due to inherent difficulty in forecasting and quantifying these non-GAAP exclusions that are necessary for such reconciliation without unreasonable efforts. Material changes to any one of these items could have significant effect on future GAAP results.

ManTech Chief Financial Officer Judith L. Bjornaas said, "I am pleased with our strong start to 2020 and look forward to building on that foundation. Our backlog offers good visibility and positions us well to sustain our growth trajectory."

Conference Call

ManTech executive management will hold a conference call on April 29, 2020, at 5 p.m. Eastern to discuss the financial results and outlook and answer questions. Analysts may participate on the conference call by dialing (877) 638-9567 (domestic) or (253) 237-1032 (international) and entering passcode 1580468. The conference call will be webcast simultaneously to the public through a link on the Investor Relations section of the ManTech website (http://investor.mantech.com). A replay of the conference call will be available on the ManTech website approximately 2 hours after the conclusion of the conference call.

About ManTech International Corporation

ManTech provides mission-focused technology solutions and services for U.S. defense, intelligence community and federal civilian agencies. In business more than 50 years, we excel in full-spectrum cyber, data collection & analytics, enterprise IT, systems and software engineering solutions that support national and homeland security. Additional information about ManTech can be found at www.mantech.com.

Forward-Looking Information

Statements and assumptions made in this press release, which do not address historical facts, constitute “forward-looking” statements that ManTech believes to be within the definition in the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties, many of which are outside of our control. Words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” or “estimate,” or the negative of these terms or words of similar import, are intended to identify forward-looking statements.

These forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes we anticipate. Factors that could cause actual results to differ materially from the results we anticipate include, but are not limited to, the following: inability to recruit and retain a sufficient number of employees with specialized skill sets or necessary security clearances who are in great demand and limited supply; failure to maintain our relationship with the U.S. government, or the failure to compete effectively for new contract awards or to retain existing U.S. government contracts; disruptions to our business resulting from the recent outbreak of the novel coronavirus disease 2019 (known as COVID-19) or other similar global health epidemics, pandemics and/or other disease outbreaks; disruption of our business or damage to our reputation resulting from security breaches in customer systems, internal systems or service failures (including as a result of cyber or other security threats), or employee or subcontractor misconduct; adverse changes in U.S. government spending for programs we support, whether due to changing mission priorities, socio-economic policies that reduce contracts that we may bid on, cost reduction and efficiency initiatives by our customers or federal budget constraints generally; failure to realize the full amount of our backlog, or adverse changes in the timing of receipt of revenue under contracts included in backlog; adverse results of U.S. government audits or other investigations of our government contracts; issues relating to competing effectively for awards procured through the competitive bidding process, including the adverse impact of delays caused by competitors' protests of contract awards received by us; failure to obtain option awards, task orders or funding under contracts; renegotiation, modification or termination of our contracts, or failure to perform in conformity with contract terms or our expectations; failure to successfully integrate acquired companies or businesses into our operations or to realize any accretive or synergistic effects from such acquisitions; non-compliance with, or adverse changes in, complex U.S. government laws, procurement regulations or processes; adverse change in business conditions that may cause our investments in recorded goodwill to become impaired; and increased exposure to risks associated with conducting business internationally. These and other risk factors are more fully discussed in the section entitled "Risk Factors" in ManTech's Annual Report on Form 10-K previously filed with the Securities and Exchange Commission on Feb. 22, 2019, Item 1A of Part II of our Quarterly Reports on Form 10-Q, and, from time to time, in ManTech's other filings with the Securities and Exchange Commission.

The forward-looking statements included herein are only made as of the date of this press release, and ManTech undertakes no obligation to publicly update any of the forward-looking statements made herein, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

MANTECH INTERNATIONAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands Except Share and Per Share Amounts)

	(unaudited)
	March 31, 2020	December 31, 2019
ASSETS
Cash and cash equivalents	$88,604	$8,854
Receivables—net	433,662	398,976
Prepaid expenses	27,650	20,030
Taxes receivable—current	16,593	21,996
Other current assets	5,819	4,878
Total Current Assets	572,328	454,734
Goodwill	1,191,270	1,191,259
Other intangible assets—net	194,455	196,778
Operating lease right of use assets	111,932	117,728
Property and equipment—net	103,319	85,631
Employee supplemental savings plan assets	31,955	36,777
Investments	11,549	11,550
Other assets	13,646	13,457
TOTAL ASSETS	$2,230,454	$2,107,914
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Accounts payable and accrued expenses	$169,627	$146,016
Accrued salaries and related expenses	98,266	97,298
Contract liabilities	36,546	27,620
Operating lease obligations—current	29,352	29,047
Total Current Liabilities	333,791	299,981
Deferred income taxes	135,930	131,782
Long term debt	115,000	36,500
Operating lease obligations—long term	97,646	103,148
Accrued retirement	27,463	35,552
Other long-term liabilities	10,275	10,309
TOTAL LIABILITIES	720,105	617,272
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Common stock, Class A—$0.01 par value; 150,000,000 shares authorized; 27,306,196 and 27,235,860 shares issued at March 31, 2020 and December 31, 2019; 27,062,083 and 26,991,747 shares outstanding at March 31, 2020 and December 31, 2019	273	272
Common stock, Class B—$0.01 par value; 50,000,000 shares authorized; 13,187,195 and 13,187,195 shares issued and outstanding at March 31, 2020 and December 31, 2019	132	132
Additional paid-in capital	529,763	525,851
Treasury stock, 244,113 and 244,113 shares at cost at March 31, 2020 and December 31, 2019	(9,158)	(9,158)
Retained earnings	989,578	973,767
Accumulated other comprehensive loss	(239)	(222)
TOTAL STOCKHOLDERS' EQUITY	1,510,349	1,490,642
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,230,454	$2,107,914

MANTECH INTERNATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In Thousands Except Per Share Amounts)

	(unaudited) Three months ended March 31,
	2020	2019
REVENUE	$610,912	$501,930
Cost of services	520,291	431,083
General and administrative expenses	51,723	42,315
OPERATING INCOME	38,898	28,532
Interest expense	(655)	(484)
Interest income	50	190
Other (expense), net	(22)	(42)
INCOME FROM OPERATIONS BEFORE INCOME TAXES AND EQUITY METHOD INVESTMENTS	38,271	28,196
Provision for income taxes	(9,591)	(7,066)
Equity in (losses) of unconsolidated subsidiaries	(1)	(12)
NET INCOME	$28,679	$21,118
BASIC EARNINGS PER SHARE:
Class A common stock	$0.71	$0.53
Class B common stock	$0.71	$0.53
DILUTED EARNINGS PER SHARE:
Class A common stock	$0.71	$0.53
Class B common stock	$0.71	$0.53

MANTECH INTERNATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	(unaudited) Three months ended March 31,
	2020	2019
CASH FLOWS FROM (USED IN) OPERATING ACTIVITIES:
Net income	$28,679	$21,118
Adjustments to reconcile net income to net cash flow from (used in) operating activities:
Depreciation and amortization	16,138	12,644
Noncash lease expense	5,995	6,814
Deferred income taxes	4,148	2,758
Stock-based compensation expense	2,635	1,311
Contract loss reserve	(372)	—
Loss on sale and retirement of property and equipment	22	—
Equity in losses of unconsolidated subsidiaries	1	12
Change in assets and liabilities—net of effects from acquired businesses:
Receivables—net	(34,686)	14,527
Prepaid expenses	(7,620)	(1,463)
Taxes receivable—current	5,403	—
Other current assets	(102)	1,139
Employee supplemental savings plan asset	4,822	(3,105)
Accounts payable and accrued expenses	23,436	3,923
Accrued salaries and related expenses	968	(6,674)
Operating lease obligations	(6,640)	(6,752)
Contract liabilities	8,926	621
Accrued retirement	(8,089)	239
Other	(1,024)	227
Net cash flow from operating activities	42,640	47,339
CASH FLOWS FROM (USED IN) INVESTING ACTIVITIES:
Purchases of property and equipment	(25,370)	(7,238)
Investment in capitalized software	(4,402)	(1,024)
Deferred contract costs	—	(1,892)
Net cash used in investing activities	(29,772)	(10,154)
CASH FLOWS FROM (USED IN) FINANCING ACTIVITIES:
Borrowing under revolving credit facility	231,500	240,000
Repayments under revolving credit facility	(153,000)	(151,500)
Dividends paid	(12,861)	(10,744)
Proceeds from exercise of stock options	2,055	1,682
Payment consideration to tax authority on employees' behalf	(777)	(1,357)
Principal paid on financing leases	(35)	(25)
Net cash from financing activities	66,882	78,056
NET CHANGE IN CASH AND CASH EQUIVALENTS	79,750	115,241
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	8,854	5,294
CASH AND CASH EQUIVALENTS, END OF PERIOD	$88,604	$120,535

Non-GAAP Financial Measures (Unaudited)

To supplement the review of ManTech's consolidated financial statements presented on a GAAP basis, the Company has provided non-GAAP calculations of certain financial measures. ManTech uses and refers to EBITDA, EBITDA margin, adjusted net income and adjusted EPS, all of which are non-GAAP financial measures. These non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for the comparable GAAP measures.

ManTech’s management believes that these non-GAAP financial measures provide additional useful information regarding the Company’s operational and financial results. These non-GAAP financial measures eliminate the effect of non-cash items such as depreciation of tangible assets and amortization of intangible assets primarily recognized in business combinations as well as the effect of discrete tax items which we do not believe are indicative of our core operating performance. These non-GAAP financial measures are considered important and frequently utilized by investors and financial analysts covering ManTech’s industry. The Company’s computation of its non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies, thus limiting their use for comparability.

The following tables present selected financial data, including the reconciliation of the non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP.

EBITDA is calculated by excluding depreciation and amortization expense, interest expense, interest income, other expense, income taxes and equity in losses of unconsolidated subsidiaries from net income.

EBITDA margin is calculated by dividing EBITDA by revenue.

	Three months ended March 31,
(In Thousands)	2020	2019
NET INCOME	$28,679	$21,118
Equity in losses (earnings) of unconsolidated subsidiaries	1	12
Provision (benefit) for income taxes	9,591	7,066
INCOME FROM OPERATIONS BEFORE INCOME TAXES AND EQUITY METHOD INVESTMENTS	$38,271	$28,196
Other expense (income), net	22	42
Interest income	(50)	(190)
Interest expense	655	484
Depreciation and amortization	16,138	12,644
EBITDA	$55,036	$41,176
EBITDA Margin	9.0%	8.2%

Adjusted net income is calculated by excluding the following items and the related tax impacts from net income: (i) amortization of acquired intangible assets and (ii) discrete tax items.

Adjusted diluted EPS is calculated by dividing adjusted net income by the diluted weighted average number of shares outstanding.

	Three months ended March 31,
(In Thousands Except Per Share Amounts)	2020	2019
NET INCOME	$28,679	$21,118
Amortization of acquired intangibles	5,358	4,679
Adjustments for tax effect	(1,345)	(1,174)
ADJUSTED NET INCOME	$32,692	$24,623

ADJUSTED DILUTED EPS
Class A common stock	$0.81	$0.62
Class B common stock	$0.81	$0.62

Investor Relations	Media
Stephen Vather	Jim Crawford
Vice President, M&A and Investor Relations	Executive Director, External Communications
(703) 218-6093	(571) 446-7550
Stephen.Vather@ManTech.com	James.Crawford2@ManTech.com